Exhibit 10.1

FIRST AMENDMENT TO LEASE

(Expansion of Premises)

This First Amendment to Lease (“Amendment”) is made and entered into as of the 24th day of May, 2007 by and between FPOC, LLC, a California limited liability company (“Landlord” or “Lessor”), and PowerLight Corporation, a California corporation (“Tenant” or “Lessee”).

R E C I T A L S

A.            Landlord and Tenant entered into that certain Standard Multi-Tenant Industrial Lease – Net dated as of December 15, 2006 (together with the Addendum thereto, the “Lease”) pursuant to which Tenant leases certain premises containing approximately 110,522 square feet (the “Existing Premises”) in that certain commercial building known as Ford Point (the “Building”) and located at 1414 Harbour Way South, Richmond, California.

B.            Tenant has exercised its Right to Expand as to Expansion Space A pursuant to Paragraph 69 of the Lease.  Tenant has also offered to lease an additional approximately 12,000 square feet contiguous to Expansion Space A.

C.            Landlord and Tenant presently desire to amend the Lease to provide for the expansion of the Existing Premises, as more fully set forth below.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Defined Terms.  All capitalized terms not defined herein shall have the same respective meanings as are given such terms in the Lease unless expressly provided otherwise in this Amendment.

2.             Addition of Expansion Premises.  The increment of space consisting of approximately 65,280 square feet and labeled “Expansion Premises” on the attached Exhibit A-1 is hereby added to the Existing Premises and shall be delivered to Tenant upon Substantial Completion of the Expansion Premises Improvements (as defined below).  The parties acknowledge that the Expansion Premises consists of two elements:  (i) portion “A” consisting of 53,280 square feet as shown on the attached Exhibit A-1, and (ii) portion “B” consisting of 12,000 square feet as shown on Exhibit A-1.  Landlord and Tenant agree that for the purposes of the Lease and this Amendment, the Expansion Premises shall be deemed to contain approximately 65,280 square feet of space, subject to the provisions of Paragraph 72 of the Lease.  As of the date hereof, the Lease shall be modified to provide that the “Premises” consists of approximately 175,802 square feet (the combined Existing Premises and Expansion Premises shall hereinafter be referred to as the “Premises”).

3.             Improvements within Expansion Premises.

(a)           The parties acknowledge that the Expansion Premises has already been improved with two industrial offices with ventilation and electric heaters.  Landlord shall improve the Expansion Premises pursuant to the Approved Expansion Working Drawings as defined below (the “Expansion Premises Improvements”).  In performing such work, Landlord shall pay for (i) the installation of Reznor heaters and ventilation within the Expansion Premises similar to that installed in the Title 9 space in the Building, (ii) demolishing and relocating the bathrooms and demising wall within the Expansion Premises, (iii) the relocation of seismic cabling bracing within the Expansion Premises as reasonably required to maintain the seismic  stability of the Building up to a maximum cost of $25,000.00, (iv) the work shown on the attached Exhibit A-2 (the “Expansion Plans”), excluding item #6 (floor excavation for dock), (v) the installation of T5HO lighting fixtures up to a maximum cost of $150 per lighting fixture plus $50 for the installation cost per lighting fixture (with an estimated 130 such lighting fixtures to be installed in the Expansion Premises), and (vi) all Standard Base Building Costs as described in Exhibit B-1 of the Lease with respect to the Expansion Premises.  Tenant shall pay for: (x) all costs in excess of the costs described in clauses (iii) and (v) above, and (y) all modifications and upgrades to the Base Building Standards within the Expansion Premises with a credit for any cost saved by Landlord from the amounts Landlord would have incurred for Standard Base Building Costs, all as more specifically described in the Work Letter attached to the Lease.

(b)           Landlord shall construct the Expansion Premises Improvements pursuant to the provisions of the Work Letter attached to the Lease as Exhibit B except that the schedule for development of the construction drawings shall be as follows:  Within thirty (30) days following the date of this Amendment, Landlord shall cause to be prepared working drawings (“Expansion Working Drawings”) for the Expansion Premises Improvements pursuant to the Expansion Plans and deliver the same to Tenant for its review and approval (which approval shall not be unreasonably withheld, delayed or conditioned).  Tenant shall notify Landlord whether it approves of the submitted Expansion Working Drawings within ten (10) days after the Landlord’s submission thereof.  If Tenant disapproves of such Expansion Working Drawings, then Tenant shall notify Landlord thereof specifying in reasonable detail the reasons for such disapproval, in which case Landlord shall, within five (5) business days after such notice, revise such Expansion Working Drawings in accordance with Lessee’s reasonable objections and submit the revised Expansion Working Drawings to Tenant for its review and approval.  Tenant shall notify Landlord in writing whether it approves of the resubmitted Expansion Working Drawings within five (5) business days after its receipt thereof.  This process shall be repeated until the Expansion Working Drawings have been finally approved by Landlord and Tenant.

(c)           As used herein, “Approved Expansion Working Drawings” shall mean the final Expansion Working Drawings approved by Landlord and Tenant, as amended from time to time by any approved changes thereto.  Landlord shall provide a final copy of the Approved Expansion Working Drawings to Tenant no later than the date which is twenty (20) days following the approval of the Approved Expansion Working Drawings by Landlord and Tenant.  Tenant shall make no changes or modifications to the Approved Expansion Working Drawings without the prior written consent of Landlord.  Landlord shall hire an established general contractor who shall put subcontractors through a competitive bid process reviewed by Tenant’s project manager and such hiring process shall include the general contractor’s ability to meet Tenant’s reasonable timing and budget requirements.  The Expansion Premises Improvements shall be performed in compliance with all Applicable Requirements.  Promptly following finalization of the Approved Expansion Working Drawings, Landlord shall commence and diligently prosecute to completion the Expansion Premises Improvements.  Landlord shall notify Tenant upon Substantial Completion of the Expansion Premises Improvements.

(d)           The commencement date of the Lease for the Expansion Premises shall be September 15, 2007 (the “Expansion Commencement Date”), regardless of whether the Expansion Premises Improvements have been Substantially Completed by such date.

4.             Base Rent.  To reflect the addition of the Expansion Premises to the Lease and notwithstanding anything in the Lease to the contrary, effective as of the Expansion Commencement Date, and continuing thereafter through the remainder of the Term, Tenant shall pay to Landlord Base Rent in advance on or before the first day of each calendar month, for the Expansion Premises, as follows:

Period:	Base Rent Per Month:

09/15/07 – 09/30/08	$37,209.60

10/01/08 – 09/30/09	$38,325.89

10/01/09 – 09/30/10	$39,475.67

10/01/10 – 09/30/11	$40,659.94

10/01/11 – 09/30/12	$41,879.74

10/01/12 – 09/30/13	$43,136.13

10/01/13 – 09/30/14	$44,430.21

10/01/14 – 09/30/15	$45,763.12

10/01/15 – 09/30/16	$47,136.01

10/01/16 – 09/30/17	$48,550.09

10/01/17 – 09/30/18	$50,006.59

The initial Base Rent rate is based on $0.57 per square foot of the Expansion Premises and is subject to three percent (3%) annual increases thereafter.  Concurrently with Tenant’s execution of this Amendment, Tenant shall deliver to Landlord Base Rent in the amount of $37,209.60 to be credited toward Base Rent due for the first full month following the Expansion Commencement Date.  The schedule of rent herein shall be subject to adjustment as provided in the Lease for the Existing Premises.

5.             Modification of Tenant’s Share.  To reflect the addition of the Expansion Premises to the Lease, effective as of the Expansion Commencement Date, Lessee’s Share shall be 12.63% with respect to the Expansion Premises.  Tenant’s initial monthly payment for Common Area Operating Expenses with respect to the Expansion Premises is $8,486.23.  Concurrently with Tenant’s execution of this Amendment, Tenant shall pay to Landlord the amount of $8,486.23 representing the monthly installment of Common Area Operating Expenses due with respect to the Expansion Premises for the first month.

6.             Parking.  To reflect the addition of the Expansion Premises to the Lease, effective as of the Expansion Commencement Date, Tenant shall be entitled to an additional thirty-three (33) unreserved parking spaces.

7.             Modifications to Lease.  As of the date hereof, the following provisions of the Lease are hereby modified as follows:

(a)           Paragraph 69 (Option to Expand) of the Lease shall be modified by deleting the phrase “January 15, 2007” and substituting the phrase “February 9, 2007” therefore.

(b)           Rule #20 set forth in the Rules and Regulations attached to the Lease as Exhibit C is hereby modified by deleting the text of same and substituting the following language therefore:  “No animals shall be kept in or about the Premises or permitted therein; provided, however, that subject to compliance with the Applicable Requirements, Lessee shall be permitted to have one (1) well-trained companion dog on the Premises at any one time.  Such dog is to be quiet and shall not constitute a nuisance to other tenants, occupants or visitors to the Project.  Lessee shall be responsible for properly and promptly disposing of all waste from such dog.  If the permitted dog causes a nuisance or injury to anyone, then Lessor shall have the right to ban such dog from the Premises forthwith and Lessee shall be solely responsible for all damages resulting from such nuisance or injury.”

8.             Real Estate Brokers.  Tenant and Landlord warrant that they have had no dealings with any broker or agent in connection with this Amendment, other than BT Commercial (Landlord’s broker) and CM Realty (Tenant’s broker).  Landlord shall pay a commission to Landlord’s broker pursuant to a separate written agreement.  Landlord covenants to pay, hold harmless and indemnify Tenant from and against any and all cost, expense or liability for an compensation, commissions or charges claimed by any other broker or agent utilized by Landlord with respect to this Amendment or the negotiation hereof.  Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for an compensation, commissions or charges claimed by any other broker or agent utilized by Tenant with respect to this Amendment or the negotiation hereof.

9.             Authority.  Tenant and each person executing this Agreement on behalf of Tenant hereby covenants and warrants that (a) Tenant is duly organized and validly existing under the laws of the State of California, (b) Tenant has full power and authority to enter into this Amendment and to perform all Tenant’s obligations under the Lease, as amended by this Amendment, and (c) each person (and all of the persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

10.           No Offer.  Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and this instrument is not effective as a lease amendment of otherwise until executed and delivered by both Landlord and Tenant.

11.           Exhibits.  Exhibit A-1 and Exhibit A-2 attached hereto shall be incorporated into the Lease, as amended hereby.

12.           Lease in Full Force and Effect.  This Amendment contains the entire understanding between the parties with respect to the matters contained herein.  Tenant hereby affirms to its knowledge that on the date hereof no breach or default by either party has occurred and that the Lease, and all of its terms, conditions, covenants, agreements and provisions, except as hereby modified, are in full force and effect with no defenses or offsets thereto.  No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Amendment, except as are contained herein and in the Lease.  This Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification or discharge is sought.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first set forth above.

LANDLORD:			TENANT:

FPOC, LLC,			PowerLight Corporation,
a California limited liability company			a California corporation

			By:	/s/ Thomas Dinwoodie
By:	FP Management, LLC, a California		Name:	Thomas Dinwoodie
	Limited liability company, its Manager		Its:

	By:	/s/ J.R. Orton, III	By:
		J.R. Orton, III, Manager	Name:
Its:

Exhibit A-1

Outline of Expansion Premises

[see attached]

HARBOUR WAY SOUTH
HALL AVENUE
R.R. DONNELLEY
A6
MOUNTAIN HARDWEAR
A5
TITLE 9
A4
VITRAZZO
A3
POWERLIGHT
A2
BEST-LINE
A1
POWERLIGHT
A7
SITE PLAN

SITE PLAN

LEGEND

RR DONNELLEY

Exhibit A-2

Expansion Plans for Expansion Premises Improvements

[see attached]

8 BAYS @ 25'-0" EACH 200'-0"
(N) UPWARD ACTING DOOR (TO REMAIN LOCKED) IN (E) OPENING
ENTRY
(E) SLIDING DOORS FOR LOADING
ALIGN (N) WALL WITH (E) WINDOW MULLION, TYP.
(N) STEEL SASH WINDOWS TO MATCH (E) WEST WALL
ALIGN DEMISING WALL W/ STRUCTURAL GRID BETWEEN GL U & W, TYP.
EXIT 1
EMPLOYEE AREA
1,460 S.F.
OFFICES
525 S.F.
CONF. ROOM
400 S.F.
IDF ROOM
TENANT TOILET ROOMS (RELOCATED)
(N) DOOR
A1
POWERLIGHT
A2
BEST-LINE
A3
POWERLIGHT FABRICATION
± 64,470 S.F.
ENTRY
DOOR TO INFILL (E) OPENING
(E) SLIDING DOORS FOR LOADING
L1 L2 L3 L4
L5 L6 L7 L8
2 POWERLIGHT FABRICATION FIRST FLOOR PLAN
0 25' 50'
N

| NO. | DESCRIPTION | DETAILS | APPROX. NET AREA |
|---|---|---|---|
| 1. | FLOOR SURFACE | CLEAN & SAND ALL ROUGH AREAS | 63,560 S.F. |
| 2. | EMPLOYEE AREA | BASIC KITCHEN W/ COUNTER & SINK, EATING AREA. LOCKERS BY TENANT | 1,460 S.F. |
| 3. | CONFERENCE ROOM | – | 400 S.F. |
| 4. | OFFICE AREA | PHONES, NETWORK FAXES & PRINTERS BY TENANT | 525 S.F. |
| 5. | RESTROOMS | RELOCATE TO GL 23 | 487 S.F. |
| 6. | NOT USED | – | |
| 7. | WALLS | PATCH HOLES, PAINT WHITE | – |

Developer:
Orton Development, Inc.
3049 Research Dr.
Richmond, CA 94806
tel: (510) 428-0800

# POWERLIGHT

## FORD ASSEMBLY BUILDING

1414 HARBOUR WAY SOUTH
RICHMOND, CA 94804

| | |
|---|---|
| DATE: | MAY 24, 2007 |
| JOB: | 0313 |
| DRAWN: | K.S., C.R. |
| SCALE: | 1:50 |

# EXHIBIT A-2

5/24/2007 10:30:12 AM, Carl Rosner